COMPASS BANK

                                 CODE OF ETHICS

1.       STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

         This Code of Ethics is based on the principles that (i) Access Persons (as such term is hereinafter defined) owe a fiduciary duty to, among others, the shareholders of the Investment Company to conduct their personal transactions in Securities in a manner which neither interferes with Investment Company portfolio transactions nor otherwise takes unfair or inappropriate advantage of an Access Person's relationship to the Investment Company; (ii) in complying with this fiduciary duty, Access Persons owe shareholders the highest duty of trust and fair dealing; and (iii) Access Persons must, in all instances, place the interests of the shareholders of the Investment Company ahead of the Access Person's own personal interests or the interests of others. For example, in order to avoid the appearance of conflict from a personal transaction in a Security, the failure to recommend that Security to, or the failure to purchase that Security, for the Investment Company, may be considered a violation of this Code.

         Access Persons must adhere to these general fiduciary principles, as well as comply with the specific provisions and Associated Procedures of this Code. Technical compliance with the terms of this Code and the Associated Procedures will NOT automatically insulate an Access Person from scrutiny in instances where the personal transactions in a Security undertaken by such Access Person show a pattern of abuse of such Access Person's fiduciary duty to the Investment Company and its shareholders or a failure to adhere to these general fiduciary principles.

2.       DEFINITIONS

         (a) "Adviser" means Compass Bank, an Alabama banking corporation.

         (b) "Investment Company" means each registered investment company (and any series or portfolios of such company), which is advised by the Adviser and distributed by SEI Investments Distribution Co. ("SEI"). As the context requires, "Investment Company" may refer to one or more investment companies.

         (c) "Access Person" means any director, officer, general partner, or Advisory Person of the Adviser who, with respect to any Investment Company, makes any recommendation, participates in the determination of which recommendation shall be made or whose principal function or duties relate to the determination of which recommendation shall be made to any Investment Company; or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by the Adviser to any Investment Company. Generally, Access Persons include, but may not be limited to, employees who participate in the weekly Expedition Fund meetings. This includes all portfolio managers and funds managers. The Adviser's Asset Management Group's Risk Management Division (the "AMG-RMD") maintains the list of access persons.

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         (d) The  "1940  Act"  means  the  Investment  Company  Act of 1940,  as amended.

         (e) "Advisory Person" means (i) any employee of the Adviser, who, in connection with the employee's regular functions or duties, makes, participates in, or normally obtains information regarding the current purchases or sales of a Security by the Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases and sales; and (ii) any natural person in a control relationship to the Investment Company who normally obtains information concerning current recommendations made to the Investment Company with regard to purchases or sales of a Security.

         (f) "Associated Procedures" means any policies, procedures and/or statements that have been adopted by the Adviser, and which are designed to supplement this Code and its provisions.

         (g) A "security held or to be acquired" shall mean any Security which, within the most recent 15 days, is or has been held by an Investment Company or is being or has been considered for purchase by an Investment Company or the Adviser for purchase by an Investment Company. A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (h) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires. As a general matter, "beneficial ownership" will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Securities (or the ability to direct the disposition of the Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Securities; or (iii) receives any benefits substantially equivalent to those of ownership. INDIRECT BENEFICIAL OWNERSHIP INCLUDES OWNERSHIP OF SECURITIES BY ANY PERSON'S IMMEDIATE FAMILY MEMBERS SHARING THE SAME HOUSEHOLD.

         (i) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

         (j) "Purchase or sale of a Security" includes, but is not limited to, the writing of an option to purchase or sell a Security.

         (k) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and shall include: equity and debt securities;
             options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a Security. For example, a Related Security may be convertible into

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             a Security,  or give its holder the right to purchase the Security.
             For purposes of reporting, "Security" shall include, but is not limited to, futures contracts. "Security" shall not include: securities issued by the Government of the United States (including short term debt securities which are U.S. government securities
             pursuant   to  Section   2(a)(16)   of  the  1940  Act);   bankers'
             acceptances; bank certificates of deposit; commercial paper; shares of registered open-end investment companies; Securities which are not eligible for purchase or sale by the Investment Company (including any Securities representing an ownership interest in SEI or the Adviser and its affiliates and subsidiaries); and such other instruments as may be determined by the Investment Company's Board of Trustees, from time to time.

         (l) "Public   Company"  means  any  entity  subject  to  the  reporting
             requirements of the Securities Exchange Act of 1934.

3.       EXEMPTED TRANSACTIONS

The prohibitions of Section 4 of this Code shall not apply to:

         (a) Purchases or sales of instruments specifically excluded from the definition of "Security" in Section 2(k) of this Code.

         (b) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         (c) Purchase or sales which are non-volitional on the part of either the Access Person or the Investment Company, subject to the provisions of Section 4(g) of this Code.

         (d) Purchases which are either: made solely with the dividend proceeds received in a dividend reinvestment plan; or part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired.

4.       PROHIBITED TRANSACTIONS AND ACTIVITIES

         (a) No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Investment Company:

             (i) Employ any device, scheme, or artifice to defraud any Investment Company;

             (ii) Make to any Investment Company any untrue statement of a material fact or omit to state to such Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

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             (iii) Engage in any act,  practice or course of business that would operate as a fraud or deceit upon any Investment Company;

             (iv) Engage in any manipulative practice with respect to any Investment Company.

         (b) Inducing or causing the Investment Company to take action, or to fail to take action, for the purpose of achieving a personal benefit, rather than to benefit the Investment Company, is a violation of this Code. Examples of this would include causing the Investment Company to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security, and causing the Investment Company to refrain from selling a Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

         (c) Using knowledge of the Investment Company's portfolio transactions to profit by the market effect of such transactions is a violation of this Code. One test which will be applied in determining whether this prohibition has been violated will be to review the Securities transactions of Access Persons for patterns. However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the provisions of Section 1 of this Code have been violated.

         (d) All Access Persons are PROHIBITED from acquiring any Security distributed in an INITIAL PUBLIC OFFERING or PRIVATE PLACEMENT until trading of the Security commences in the secondary market. Secondary market transactions involving any Security originally issued in an initial public offering or a private placement shall be subject to all other applicable provisions of this Code.

         (e) All Access Persons are prohibited from executing a personal transaction in any Securities (including transactions in pension or profit-sharing plans in which the Access Person has a beneficial interest) without the express prior approval of the AMG-RMD Chief Risk Management Officer (or his or her designee); provided, however, that no prior approval under this subsection (e) shall be required in the case of a transaction involving the securities of a corporation with a market capitalization of $10 billion or more. The AMG-RMD Chief Risk Management Officer (or his or her designee) may develop associated procedures relating to the pre-clearance process, including without limitation to provide for or clarify exemptions, to establish criteria for approval or disapproval of personal securities transactions, and to establish the time-frames within which an approved transaction must be completed.
             Notwithstanding the receipt of express prior approval, any purchases or sales by Access Persons undertaken in reliance on this provision remain subject to the prohibitions enumerated in Sections 4(f) and (g) of this Code.

         (f) All Access Persons are prohibited from executing a personal transaction in any Security within three (3) calendar days before and after the time that the Security is being purchased or sold by an Investment Company. Transactions undertaken in violation of this prohibition will either be required to be unwound, or any profits realized by an Access Person on any personal transactions in Securities within the

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             proscribed  periods (either undertaken while the Investment Company has an open order, or within the 7-day blackout period) will be required to be disgorged. Disgorged profits, if any, will be paid to the Investment Company affected by such personal securities transaction or, if no Investment Company suffered damages from such transaction or reimbursement to the affected Investment Company or Companies is impracticable to an entity designated by the Asset Management Committee of the Adviser. In addition, the Access Person will be subject to disciplinary action, as determined by the Asset Management Committee of the Adviser and/or the Investment Company's Board of Trustees.

         (g) All Access Persons are prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a DE MINIMIS value in any year from any person or entity from, to or through whom the Investment Company purchases or sells Securities, or an issuer of Securities. For purposes of this Code, "DE MINIMIS value" is equal to $100 or less.

         (h) All Access Persons are prohibited from serving on the boards of directors of any Public Company, absent express prior authorization from the General Counsel of the Adviser (or his or her designee). Authorization to serve on the board of a Public Company may be granted in instances where the General Counsel of the Adviser (or his or her designees) determines that such board service would be consistent with the interests of the Investment Company and its shareholders. If prior approval to serve as a director of a Public Company is granted, an Access Person has an affirmative duty to recuse himself or herself from participating in any deliberations by the Investment Company regarding possible investments in the securities issued by the Public Company on whose board the Access Person serves.

5.       REPORTING  AND  RECORDKEEPING  FOR ACCESS  PERSONS  AND  HOUSEHOLD
         MEMBERS


         (a) Within 10 days of becoming an Access Person an initial holdings report must be filed. The initial holdings report must include number of shares and principal amount for each security that the Access Person directly or indirectly beneficially owns (as those terms are described in Section 2(h) of this Code). The report must also include the name of any broker, dealer or bank with which the Access Person maintains an account containing any securities held for the direct or indirect benefit of the Access Person.

         (b) Every Access Person shall report to the Adviser the information described in this Section of the Code with respect to transactions (other than those personal transactions in Securities exempted under Section 3 of this Code) in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Every report shall be made not later than 10 calendar days after the end of each calendar quarter and be signed by the Access Person submitting the report, and shall contain the following information:

             (i) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

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             (ii)  the nature of the  transaction  (i.e.  purchase,  sale or any other type of acquisition or disposition);
             (iii) the price at which the transaction was effected;
             (iv) the name of the broker, dealer or bank through whom the transaction was effected;
             (v) if there were no personal transactions in Securities during the period, either a statement to that effect or the word "None" (or some similar designation); and
             (vi) any new Securities accounts opened by the Access Person or in which the Access Person has or will have any direct or indirect beneficial interest.

         (c) Any such report may (but is not required to) contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

         (d) Every Access Person is required to direct his or her broker to forward to the AMG-RMD, on a timely basis, duplicate copies of all confirmations of all personal transactions in Securities effected for any account in which such Access Person has any direct or indirect beneficial ownership interest and all periodic statements relating to any such account.

         (e) Any Access Person who receives any gift, favor, preferential treatment, valuable consideration or other thing of value of more than DE MINIMIS value in any year from any person or entity that does business either with or on behalf of the Investment Company (including an issuer of Securities or any entity or person through whom the Investment Company purchases or sells Securities) is required to report the receipt of such gift to the AMG-RMD. This reporting requirement shall not apply to:

             (i) salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Access Person's employment responsibilities for the Access Person's employer;

             (ii) the acceptance of meals, refreshments or entertainments of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

             (iii) the  acceptance of  advertising  or  promotional  material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

             (iv) the acceptance of gifts, meals, refreshments, or entertainments of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, Christmas, or other recognized holiday; or

             (v) the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.


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         (f) All Access  Persons,  on an annual basis (as of a date no more than
             30 days prior to the report) or upon request of the AMG-RMD, will be required to furnish a list of all Securities in which the Access Person has any direct or indirect beneficial interest.

         (g) The AMG-RMD will review all reports submitted by Access Persons. The AMG-RMD will submit reports to the Asset Management Committee and/or the Investment Company's Board of Trustees.

         (h) All reports, records, documents, or other written material, either produced or obtained in compliance with this Section 5 of the Code, shall be maintained by the Adviser's AMG-RMD in accordance with, and retained at least for the time periods prescribed under, Rule 17j-1 adopted by the Securities and Exchange Commission under the 1940 Act ("Rule 17j-1"), or any successor rule or regulation.

6.       CONFIDENTIALITY

         All information obtained from any Access Person shall be kept in strict confidence, except that reports of securities transactions and holdings hereunder will be made available to the SEC or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent necessary or advisable in cooperating with an investigation or inquiry by the SEC or any other regulatory or self-regulatory organization and except for any disclosure to counsel (whether in-house or outside), compliance personnel, audit personnel and supervisory personnel deemed necessary or appropriate in conjunction with any investigation or inquiry by the Adviser of violations or potential violations of this Code and except for disclosure to the Investment Company's Board of Trustees or its designees in conjunction with the fulfillment by the Adviser or the Board of Trustees with the requirements of law, including without limitation, Rule 17j-1.

7.       VIOLATION

         If the AMG-RMD determines that a violation of this Code of Ethics has occurred, a written determination, together with the related report by the Access Person and any additional explanatory material provided by the Access Person, shall be submitted to the General Counsel of the Adviser, for an independent determination of concurrence.


8.       SANCTIONS

         Any violations of this Code of Ethics by an Access Person shall result in the imposition of such sanctions as the Asset Management Committee or the board of directors of the Adviser may deem appropriate under the circumstances. Such sanctions may include, but are not limited to, removal or suspension from office, termination of employment, a letter of censure and/or restitution to the Fund of an amount equal to the advantage the offending person shall have gained by reason of such violation.

         In addition, all Access Persons are required, on an annual basis, to certify that they have received, read, and understand the provisions of this Code, and that they recognize that they are subject to its provisions. Such certification shall also include a statement that the Access Person

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has complied with the  requirements  of this Code and that the Access Person has disclosed or reported all personal transactions in Securities that are required to be disclosed or reported pursuant to the requirements of this Code.


9.       ANNUAL CERTIFICATION AND REPORT

         At least annually, Adviser's AMG-RMD will submit to the Investment Company's Board of Trustees a report regarding issues such as material violations or conflicts of interest, if any, that may have arisen under this Code. In addition, a certification also shall be submitted to the Board of Trustees.

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